Exhibit 99.1

AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of April 29, 2026 (the “Effective Date”) by and amount CITY HOLDING COMPANY, a West Virginia Corporation (the “Company”), CITY NATIONAL BANK OF WEST VIRGINIA, a national banking association (“City National”) and Charles R. Hageboeck (“Employee”). The Company and City National are sometimes hereinafter collectively referred to as the “Employer.”
WHEREAS, the Employer and Employee are parties to that certain Employment Agreement dated effective as of July 25, 2007 (the “Employment Agreement”);
WHEREAS, pursuant to the Employment Agreement, among other things, Employee is employed as the President and Chief Executive Officer of City National; and
WHEREAS, the Employer and Employee desire to amend the Employment Agreement to reflect that Employee is no longer President of City National.
NOW THEREFORE, in consideration of the agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.From and after the Effective Date, and until the board of directors of City National should otherwise decide, Employee shall no longer serve as President of City National, but Employee shall continue to serve as Chief Executive Officer of City National.

2.The Employment Agreement is hereby amended by removing all references and inferences to Employee serving as President of City National.

3.Employer and Employee hereby covenant and agree to executed and deliver all instruments, documents, certificates and agreement reasonably requested by the other to carry out the intent and accomplish the purposes of this Amendment.

4.This Amendment may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment to Employment Agreement as of the date first written above.

CITY HOLDING COMPANY

By:	/s/ C. Dallas Kayser
Its:	Chairman of the Board

CITY NATIONAL BANK OF WEST VIRGINIA

By:	/s/ C. Dallas Kayser
Its:	Chairman of the Board

/s/ Charles R. Hageboeck
Charles R. Hageboeck